SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report(Date of earliest event reported):August 30, 1996(January 3, 1996)

                            SOVRAN SELF STORAGE, INC.
               (Exact Name of Registrant as Specified in Charter)


   Maryland                           1-13820                 16-1194043
(State or other                     (Commission            (I.R.S. Employer
jurisdiction of                     File Number)           Identification No.)
incorporation or
organization)


                                5166 Main Street
                             Williamsville, NY 14221
                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code: (716) 633-1850



                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

         Sovran Self Storage, Inc. (the "Company") has consummated the acquisition of 25 self-storage facilities through Sovran Acquisition Limited Partnership, L.P. ("OP"), a limited partnership controlled by the Company. The 25 facilities totaling approximately 1,321,000 square feet are located in 10 states and were purchased for approximately $51 million.

         All of the facilities were acquired with cash and from unaffiliated third parties. The acquisitions were funded by cash generated from operations and borrowings under the Company's line of credit, and one facility was partially acquired through the issuance of Operating Partnership Units (OP Units). Each of the facilities acquired was used by the seller as a self-storage facility prior to its acquisition by the Company, and the Company intends to continue the use of all facilities for that purpose. The Company's management determined the contract price through arms-length negotiations, after taking into consideration such factors as: the age and condition of the facility; the projected amounts of maintenance costs; anticipated capital improvements; the facility's current revenues; comparable facilities competing in the applicable market; market rental rates for comparable facilities; the occupancy rate of the facility; and the estimated amount of taxes, utility costs, personnel costs and other anticipated expenses.

         The following provides certain additional information concerning the 5 facilities acquired not detailed on the 8-K Report dated July 25, 1996. These properties are included in the accompanying financial statements in addition to the 20 facilities listed on the July 25, 1996 8-K Report.

Location          Seller                           Date of Acquisition    Price          Square Feet

Landover, MD      Landover Development Group       7/26/96                $ 3,460,191     53,170
Jacksonville, FL  Cedar Creek Mini Warehouses      8/23/96                  2,558,822    102,500
Jacksonville, FL  Sunbeam Self Storage, Inc.       8/26/96                  2,034,395     43,865
Pittsburgh, PA    Rent-A-Spot South                8/28/96                  3,225,000     75,875
Jacksonville, FL  Blanding Storage Joint Venture   8/30/96                  2,500,000     53,170
                                                                          -----------    --------
                                                                          $13,778,408    328,580



Item 7.  Financial Statements and Exhibits                                  PAGE

(a) Financial Statements Applicable to Real Estate Properties Acquired

    *        Report of Independent Auditors                                  4
    *        Acquisition Facilities Historical Summaries of Combined
             Gross Revenue and Direct Operating Expenses for the
             year ended December 31, 1995 and the six months ended
             June 30, 1996.                                                  5
    *        Acquisition Facilities Notes to Historical Summaries of
             Combined Gross Revenue and Direct Operating Expenses
             for the year ended December 31, 1995 and the six months
             ended June 30, 1996.                                           6-7



(b) Pro Forma Financial Information

    *        Sovran Self Storage, Inc., Pro Forma Combined Financial
             Information                                                     8
    *        Sovran Self Storage, Inc., Pro Forma Combined Balance
             Sheet as of June 30, 1996                                       9
    *        Sovran Self Storage, Inc., Pro Forma Combined Statement
             of Operations For the Six months ended June 30, 1996           10
    *        Sovran Self Storage, Inc., Pro Forma Combined Statement
             of Operations For the Year ended December 31, 1995             11
    *        Sovran Self Storage, Inc., Notes to Pro Forma Combined
             Financial Statements                                           12

 (c)Exhibits

    Exhibit                            Description
      No.

      23            Consent of Independent Auditors, Ernst & Young.         14

                        [Ernst & Young L.L.P. Letterhead]







                         Report of Independent Auditors


Board of Directors
Sovran Self Storage, Inc.


We have audited the accompanying Historical Summaries of Combined Gross Revenue and Direct Operating Expenses (the "Historical Summaries") for sixteen self storage facilities (the "Acquisition Facilities") as described in Note 1, for the year ended December 31, 1995. These Historical Summaries are the responsibility of the management of Sovran Self Storage, Inc. Our responsibility is to express an opinion on the Historical Summaries based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summaries. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K/A of Sovran Self Storage, Inc. as described in Note 1, and are not intended to be a complete presentation of the Acquisition Facilities' revenue and expenses.

In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the combined gross income and direct operating expenses of the Acquisition Facilities for the year ended December 31, 1995, in conformity with generally accepted accounting principles.


                                                               Ernst & Young LLP

Buffalo, New York
August 30, 1996

                            Acquisition Facilities

                     Historical Summaries of Combined Gross
                      Revenue and Direct Operating Expenses

                                 (in thousands)

                                                                                                  Six months
                                                                                                    ended
                                                                                                   June 30,
                                                                                                     1996
                                                              December 31, 1995                  -----------
                                            ----------------------------------------------          Total
                                                16                 9              Total               25
                                            Acquisition       Acquisition           25           Acquisition
                                             (audited)        (unaudited)       Facilities       (unaudited)

                                            ----------------------------------------------------------------

Revenues:
       Rental income                        $     5,438       $     2,194       $    7,632       $     2,871
       Other income                                  38                 7               45                15
                                            ----------------------------------------------------------------
         Total revenue                            5,476             2,201            7,677             2,886

Direct Operating Expenses:
        Property operations and maintenance       1,074               477            1,551               612
        Real estate taxes                           416               165              581               226
                                            -----------------------------------------------------------------
         Total direct operating expenses          1,490               642            2,132               838
                                            -----------------------------------------------------------------

Revenue in excess of direct operating
          expenses                          $     3,986       $     1,559       $    5,545       $     2,048
                                            =================================================================

See accompanying notes.




                             Acquisition Facilities

                 Note to Historical Summaries of Combined Gross
                      Revenue and Direct Operating Expenses

                                 (in thousands)


1.       Basis of Presentation

The historical summaries of combined gross revenue and direct operating expenses (the "Historical Summaries") relate to the operations of the following 16 facilities acquired since January 1, 1996, which have been audited, and the 9 facilities acquired since January 1, 1996, which are unaudited. These 25 facilities, which have been acquired from unaffiliated third parties by Sovran Acquisition Limited Partnership (the "Partnership") for an aggregate purchase price of $51,000, are collectively referred to as the "25 Acquisition Facilities". The general partner of the Partnership is Sovran Self Storage, Inc. (the "Company").

16 Acquisition Facilities - Audited

Location                   Date of Acquisition                Location                  Date of Acquisition

Tampa, Florida                      3/28/96                   Plant City, Florida                6/26/96
Arlington, Texas                    3/29/96                   Dayton, Ohio                       7/22/96
Arlington, Texas                    3/29/96                   Cincinnati, Ohio                   7/22/96
Fort Worth, Texas                   3/29/96                   Landover, Maryland                 7/26/96
San Antonio, Texas                  3/29/96                   Jacksonville, Florida              8/23/96
San Antonio, Texas                  3/29/96                   Jacksonville, Florida              8/26/96
Montgomery, Alabama                 5/21/96                   Pittsburgh, Pennsylvania           8/28/96
Pittsburgh, Pennsylvania            6/19/96                   Jacksonville, Florida              8/30/96


9 Acquisition Facilities - Unaudited

Location                   Date of Acquisition                Location                  Date of Acquisition

Newport News, Virginia              1/05/96                   Fort Myers, Florida                5/29/96
Birmingham, Alabama                 1/16/96                   Syracuse, New York                 6/06/96
Montgomery, Alabama                 1/23/96                   Springfield, Massachusetts         6/28/96
Charleston, South Carolina          3/04/96                   Fort Myers, Florida                6/28/96
West Palm Beach, Florida            5/29/96


                             Acquisition Facilities

                 Note to Historical Summaries of Combined Gross
                      Revenue and Direct Operating Expenses

                                 (in thousands)


1.       Basis of Presentation (continued)

The Historical Summaries have been prepared to comply with the rules and regulations of the Securities and Exchange Commission for real estate operations to be acquired. The Historical Summaries are not representative of the actual operations for the periods presented, as certain expenses which may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the 25 Acquisition Facilities have been excluded. Expenses excluded consist of management fees, interest, depreciation and amortization, and other indirect costs not directly related to the future operations of the 25 Acquisition Facilities. Rental income is recognized when due from occupants. Expenses are recognized on the accrual basis.

2.       Unaudited Interim Periods

The unaudited interim Historical Summaries for the six months ended June 30, 1996, have been prepared in accordance with generally accepted accounting principles for interim financial information. The operations of the 25 Acquisition Facilities through the date of acquisition are included in the unaudited Historical Summaries. Operations subsequent to acquisition are included in the financial statements of the Company. In the opinion of management, all adjustments of a normal recurring nature considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 1996, are not necessarily indicative of future operating results.

                            Sovran Self Storage, Inc.
                    Pro Forma Combined Financial Information

The following unaudited Pro Forma Combined Balance Sheet as of June 30, 1996 and unaudited Pro Forma Combined Statements of Operations for the six months ended June 30, 1996 and for the year ended December 31, 1995 have been prepared to reflect the acquisition of 25 self storage facilities (the "25 Acquisition Facilities") and the adjustments described in the accompanying notes. The pro forma combined financial information is based on the historical financial statements of Sovran Self Storage, Inc. in the Company's 10-Q for the period ended June 30, 1996, and the other financial information in the Company's 1995 Annual Report to Shareholders and should be read in conjunction with those financial statements and notes thereto. The Pro Forma Combined Balance Sheet was prepared as if the 7 Acquisition Facilities that were purchased after June 30, 1996, were acquired at that date. The Pro Forma Combined Statements of Operations were prepared as if the 25 Acquisition Facilities were purchased at the beginning of the period reflected thereon. The combined pro forma financial information is not necessarily indicative of the financial position or results of operations which actually would have occurred if such transactions had been consummated on the dates described, nor does it purport to represent the Company's future financial position or results of operations.

                            Sovran Self Storage, Inc.
                        Pro Forma Combined Balance Sheet
                                  June 30, 1996
                                 (in thousands)
                                   (unaudited)


                                                     Sovran
                                                  Self Storage      Pro Forma            Sovran
                                                   Historical      Adjustments      Self Storage, Inc.
                                                    (Note 1)        (Note 2)            Pro Forma
                                                  ----------------------------------------------------
Assets
     Investment in storage facilities, net        $    188,132     $    19,328       $    207,460
     Cash and cash equivalents                           2,369               -              2,369
     Accounts receivable                                   317              18                335
     Prepaid expenses and other assets                   1,595              25              1,620
                                                  ----------------------------------------------------
         Total assets                             $    192,413     $    19,371       $    211,784
                                                  ====================================================


Liabilities
     Line of credit                               $     36,809     $    18,723       $     55,532
     Accounts payable and accrued liabilities            1,649              80              1,729
     Deferred revenue                                    1,256              88              1,344
     Accrued dividends                                   3,810               -              3,810
     Minority interest                                       -             480                480
                                                  ----------------------------------------------------
         Total liabilities                              43,524          19,371             62,895

Shareholders' Equity
     Common stock, $.01 par value                           75               -                 75
     Additional paid-in capital                        150,733               -            150,733
     Dividends in excess of net income                  (1,919)              -             (1,919)
                                                  ----------------------------------------------------
         Total shareholders' equity                    148,889               -            148,889
                                                  ----------------------------------------------------
     Total liabilities and shareholders' equity   $    192,413     $    19,371       $    211,784
                                                  ====================================================


See notes to pro forma combined financial information


                            Sovran Self Storage, Inc.
                   Pro Forma Combined Statement of Operations
                     For the Six months ended June 30, 1996
                      (in thousands, except per share data)
                                   (unaudited)

                                               Sovran             25
                                            Self  Storage     Acquisition     Pro Forma      Sovran Self
                                             Historical       Facilities     Adjustments    Storage, Inc.
                                              (Note 1)          (Note 3)        (Note 4)     Pro Forma
                                            -------------------------------------------------------------

Revenues:
     Rental income                          $      14,671     $     2,871    $       -      $     17,542
     Interest and other income                        233              15            -               248
                                            -------------------------------------------------------------
         Total revenues                            14,904           2,886            -            17,790


Expenses:
     Property operations and maintenance            3,014             612            -             3,626
     Real estate taxes                              1,079             226            -             1,305
     General and administrative                     1,115               -           42             1,157
     Interest                                         889               -        1,489             2,378
     Depreciation and amortization                  2,045               -          389             2,434
                                            -------------------------------------------------------------
          Total expenses                            8,142             838        1,920            10,900
                                            -------------------------------------------------------------
Net income before minority interest                 6,762           2,048       (1,920)            6,890
     Minority interest                                  -               -          (17)              (17)
                                            -------------------------------------------------------------
Net income                                  $       6,762     $     2,048    $  (1,937)      $     6,873
                                            =============================================================


Earnings per share                          $        0.90                                    $      0.91
                                            ==============                                   ============


Common shares used in earnings per
     share calculation                          7,543,993                                      7,543,993

Dividends declared per share                $        1.01                                    $      1.01
                                            ==============                                   ============


See notes to pro forma combined financial information


                            Sovran Self Storage, Inc.
                   Pro Forma Combined Statement of Operations
                      For the Year ended December 31, 1995
                      (in thousands, except per share data)
                                   (unaudited)

                                               Sovran            25
                                            Self Storage     Acquisition       Pro Forma         Sovran
                                             Historical      Facilities       Adjustments   Self Storage, Inc.
                                              (Note 1)        (Note 3)         (Note 4)         Pro Forma
                                            ------------------------------------------------------------------
Revenues:
     Rental income                          $     21,817     $     7,632      $         -      $     29,449
     Interest and other income                       657              45                -               702
                                            ------------------------------------------------------------------
         Total revenues                           22,474           7,677                -            30,151

Expenses:
     Property operations and maintenance           4,594           1,551                -             6,145
     Real estate taxes                             1,569             581                -             2,150
     General and administrative                    2,548               -              152             2,700
     Interest                                      3,399               -            1,321             4,720
     Depreciation and amortization                 3,309               -            1,052             4,361
                                            ------------------------------------------------------------------
         Total expenses                           15,419           2,132            2,525            20,076
                                            ------------------------------------------------------------------
Net income before minority interest                7,055           5,545           (2,525)           10,075
     Minority interest                                 -               -              (25)              (25)
                                            ------------------------------------------------------------------
Net income                                  $      7,055     $     5,545      $    (2,550)     $     10,050
                                            ==================================================================


Earnings per share                          $       0.94                                       $       1.33
                                            =============                                      ===============

Common shares used in earnings per
     share calculation                         7,429,872                                          7,429,872


Dividends declared per share                $       1.04                                       $       1.04
                                            =============                                      ===============





See notes to pro forma combined financial information


                            Sovran Self Storage, Inc.
                Notes to Pro Forma Combined Financial Statements
                      (in thousands, except per share data)
                                   (unaudited)



1.       Sovran Self Storage Historical

The consolidated balance sheet and statement of operations as of and for the six months ended June 30, 1996, include the accounts of Sovran Self Storage, Inc. (the "Company"), Sovran Acquisition Limited Partnership (the "Partnership"), and Sovran Holdings, Inc., a wholly-owned subsidiary of the Company. The consolidated statement of operations for the year ended December 31, 1995, include the accounts of Sovran Self Storage, Inc., Sovran Acquisition Limited Partnership, and Sovran Holdings, Inc. from June 26, 1995 to December 31, 1995 and the accounts of Sovran Capital, Inc. and the Sovran Partnerships (the "Predecessors") from January 1, 1995 to June 25, 1995.

2.       Pro Forma Adjustments - Balance Sheet

These adjustments reflect the seven acquisitions which occurred subsequent to June 30, 1996 and were not included in the Sovran Self Storage Historical June 30, 1996 balance sheet. The facilities were purchased from unaffiliated parties for an aggregate purchase price of approximately $19,400. The acquisition price was funded with borrowings under the Company's line of credit, and the issuance of units of limited partnership interest in the Partnership (the "OP Units"). The 18,787 OP Units were issued at $25.50 per unit as part of the purchase of the Landover, Maryland facility.

3.       25 Acquisition Facilities - Statements of Operations

The statements of operations for the 25 Acquisition Facilities reflects the results of operations for the 25 Acquisition Facilities for the year ended December 31, 1995, and the results of operations of the 25 Acquisition Facilities up to the date acquired or for the six months ended June 30, 1996, which are reported in the Historical Summaries of Combined Gross Revenue and Direct Operating Expenses included elsewhere herein.

4.       Pro Forma Adjustments - Statements of Operations

These adjustments reflect the additional general and administrative expenses, depreciation expense, and interest on the additional borrowings relating to the 25 Acquisition Facilities, and the minority interest for the OP Units issued in connection with the purchase of one facility.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOVRAN SELF STORAGE, INC.

By:  /s/  David L. Rogers
        David L. Rogers
        Chief Financial Officer

Date:  August 30, 1996




































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